Exhibit 10.3

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of September 22, 2021, by and among EngageSmart, Inc. (formerly EngageSmart, LLC), a Delaware corporation (the “Company”), General Atlantic (IC), L.P., a Delaware limited partnership (together with its affiliated investment entities, the “GA Stockholder”), Summit Partners Growth Equity Fund VIII-A, L.P., a Delaware limited partnership, Summit Partners Growth Equity Fund VIII-B, L.P., a Delaware limited partnership, Summit Partners Entrepreneur Advisors Fund I, L.P., a Delaware limited partnership, Summit Investors I, LLC, a Delaware limited liability company, and Summit Investors I (UK), L.P., a Cayman Islands exempted limited partnership (collectively, the “Summit Stockholder” and, together with the GA Stockholder, the “Lead Stockholders”) and Robert Bennett, an individual (“Bennett” and, together with the Lead Stockholders, the ‘Stockholders’ and individually, a “Stockholder”).

RECITALS

WHEREAS, as of the date hereof, the Lead Stockholders collectively hold a majority of the outstanding capital stock of the Company;

WHEREAS, in connection with, and effective upon, the date of completion of the initial public offering of the Company (the “Effective Date”), the Company and the Stockholders wish to set forth certain understandings between such parties, including with respect to certain governance matters.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholders agree as follows:

AGREEMENT

1. Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meaning when used herein with initial capital letters:

“Affiliate” of any Person shall mean any other Person controlled by, controlling or under common control with such first Person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Beneficially Own” shall mean that a specified person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of capital stock of the Company.

“Board” means the board of directors of the Company.

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“Common Stock” means common stock of the Company, par value $0.001 per share.

“Director” means any member of the Board.

“Indebtedness” means (a) all indebtedness of the Company and any of its Subsidiaries for borrowed money, (b) all obligations of the Company and any of its Subsidiaries evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the amount of all drafts drawn under any and all letters of credit issued for the account of the Company or any of its Subsidiaries (but only to the extent of any unreimbursed drawings under any letter of credit), (d) all Indebtedness of any other Person secured by any Lien on any property owned by the Company or any of its Subsidiaries, whether or not such Indebtedness has been assumed by the Company or any of its Subsidiaries, (e) all obligations of the Company and any of its Subsidiaries to pay the deferred purchase price of property or services (including any earnout obligation), except trade accounts payable arising and paid in the ordinary course of business, (f) the capitalized amount of all capital leases of the Company and any of its Subsidiaries, (g) any liability of the Company or any of its Subsidiaries under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect the Company and any of its Subsidiaries against fluctuations in interest rates, currency exchange rates or commodity prices, (h) all guarantees with respect to any Indebtedness of any other Person of the type described in clauses (a) through (g) of this definition.

“Lien” means any encumbrance, restriction, claim, mortgage, pledge, charge, assignment, hypothecation, security interest, title retention, banker’s lien, privilege or priority of any kind having the effect of security.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity or organization, including a government or any subdivision or agency thereof.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association, trust or other form of legal entity, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions, or (b) such first Person is a general partner or managing member (excluding partnerships in which such Person or any Subsidiary thereof does not have a majority of the voting interests in such partnership).

2. Board of Directors.

(a) Subject to the other provisions of this Section 2, as of the Effective Date, the number of Directors constituting the full Board shall initially be fixed at eight (8), who shall be divided into three (3) classes of Directors in accordance with the terms of the Company’s Certificate of Incorporation. As of the Effective Date, the eight (8) directors shall be divided into three (3) classes as follows:

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(i) the initial Class I Directors shall include Preston McKenzie, Ashley Glover and Deborah Dunnam;

(ii) the initial Class II Directors shall include Raph Osnoss, David Mangum and Matthew Hamilton; and

(iii) the initial Class III Directors shall include Paul Stamas and Robert Bennett.

(b) The initial term of the Class I directors shall expire immediately following the Company’s 2022 annual meeting of stockholders at which directors are elected. The initial term of the Class II directors shall expire immediately following the Company’s 2023 annual meeting of stockholders at which directors are elected. The initial term of the Class III directors shall expire immediately following the Company’s 2024 annual meeting at which directors are elected. For the avoidance of doubt, Section 2(a) is applicable solely to the initial composition of the Board, except that, subject to the Company’s Certificate of Incorporation, a Director shall remain a member of the class of Directors to which he or she was assigned in accordance with Section 2(a) and (ii) the initial terms of each class of directors shall expire as set forth in this Section 2(b).

(c) From the Effective Date, the GA Stockholder shall have the right, but not the obligation, to nominate to the Board a number of designees (such persons, the “GA Nominees”), one of whom shall be designated as the Chairman of the Board (unless the General Atlantic Stockholder, in its sole discretion, designates a Director other than a GA Nominee as the Chairman of the Board), equal to at least: (i) five (5) Directors, so long as the GA Stockholder Beneficially Owns shares of Common Stock representing over 50% of the Common Stock then outstanding, at least two (2) of which such Directors must be “independent directors” under applicable law and stock exchange listing standards, (ii) three (3) Directors, so long as the GA Stockholder Beneficially Owns shares of Common Stock representing at least 30% but less than or equal to 50% of the Common Stock then outstanding, (iii) two (2) Directors so long as the GA Stockholder Beneficially Owns shares of Common Stock representing at least 20% but less than 30% of the Common Stock then outstanding and (iv) one (1) Director so long as the GA Stockholder Beneficially Owns shares of Common Stock representing at least 10%. The initial GA Nominees shall be Paul Stamas, Raph Osnoss, Preston McKenzie, David Mangum and Ashley Glover. The initial Chairman of the Board shall be Paul Stamas. At the GA Stockholder’s request, each class of Directors shall include, to the extent practicable, at least one Nominee designated by the GA Stockholder.

(d) From the Effective Date, the Summit Stockholder shall have the right, but not the obligation, to nominate to the Board one (1) Director (such person, the “Summit Nominee”) so long as the Summit Stockholder Beneficially Owns shares of Common Stock representing at least 10% of the Common Stock then outstanding. The initial Summit Nominee shall be Matthew Hamilton.

(e) Bennett shall have the right to be nominated to the Board (in such capacity, the “Founder Nominee” and, together with the GA Nominees and the Summit Nominee, the “Nominees”) so long as Company is a “controlled company” under the securities exchange on which the Common Stock is listed (“Controlled Company Eligible”).

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(f) In the event that either the GA Stockholder or the Summit Stockholder has nominated less than the total number of designees that such Lead Stockholder shall be entitled to nominate pursuant to Section 2(c) and Section 2(d), as applicable, such Lead Stockholder shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Company and the Directors shall take all necessary corporation action, to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware law), to (x) enable such Lead Stockholder to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise and (y) to designate such additional individuals nominated by such Lead Stockholder to fill such newly created vacancies or to fill any other existing vacancies.

(g) The Company shall pay all reasonable and documented out-of-pocket expenses incurred by any Nominee in connection with the performance of his or her duties as a Director and in connection with his or her attendance at any meeting of the Board.

(h) No reduction in the number of shares of Common Stock that each Lead Stockholder Beneficially Owns shall shorten the term of any incumbent Director.

(i) In the event that any GA Nominee or Summit Nominee shall cease to serve for any reason during a term, the Lead Stockholder that nominated such Nominee shall be entitled to designate such person’s successor in accordance with this Agreement (regardless of each Lead Stockholder’s Beneficial Ownership of Common Stock at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the Director whom such designee replaces.

(j) If a GA Nominee or Summit Nominee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a Nominee or for another reason is unavailable or unable to serve on the Board, the applicable Lead Stockholder shall be entitled to designate promptly another Nominee and the Director position for which the original Nominee was nominated shall not be filled pending such designation.

(k) For so long as the GA Stockholder Beneficially Owns shares of Common Stock representing (i) at least 50% of the Common Stock then outstanding, the stockholders of the Company shall have the right to remove directors (other than the Summit Director and Bennett) with or without cause upon the vote of holders that Beneficially Own shares of Common Stock representing over 50% of the Common Stock then outstanding or (ii) less than 50% of the Common Stock then outstanding, stockholders of the Company shall have the right to remove directors only for cause upon the vote of holders that Beneficially Own shares of Common Stock representing over 66 2/3% of the Common Stock then outstanding. Subject to Sections 2(c) and 2(d), for so long as the GA Stockholder Beneficially Owns shares of Common Stock representing (i) at least 50% of the Common Stock then outstanding, the stockholders of the Company or the Board shall have the right to designate for election to the Board directors to fill vacancies created by reason of the permanent disability, death, removal or resignation of its designees to the Board or (ii) less than 50% of the Common Stock then outstanding, the Board shall have the right to fill such vacancies.

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(l) At such times as the Company is required by applicable law or stock exchange listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), the Nominees shall include a number of persons that qualify as “independent directors” under applicable law and stock exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not Nominees, the Board is comprised of a majority of “independent directors”; provided, that at any time that the GA Stockholder shall have any nomination rights under this Section 2, the GA Stockholder shall be entitled to nominate at least one (1) Nominee who does not qualify as an “independent director”.

(m) At any time the Summit Stockholder shall be entitled to nomination rights under Section 2(d), the Company shall not increase or decrease the number of Directors serving on the Board without the prior written consent of the the Summit Stockholder.

3. Company and Stockholder Obligations.

(a) The Company agrees that, prior to the date that each Lead Stockholder ceases to Beneficially Own shares of Common Stock representing at least 5% of the Common Stock then outstanding, (i) each Nominee (other than Bennett if the Company ceases to be Controlled Company Eligible) is included in the Board’s slate of nominees to the stockholders (the “Board’s Slate”) for each election of Directors; and (ii) each Nominee (other than Bennett if the Company ceases to be Controlled Company Eligible) is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of Directors (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. Each Lead Stockholder will promptly report to the Company after such Lead Stockholder ceases to Beneficially Own shares of Common Stock representing at least 5% of the Common Stock then outstanding, such that the Company is informed of when this obligation terminates; provided, that such obligation of such Lead Stockholder to notify the Company shall be deemed satisfied if such Lead Stockholder makes a filing under Section 16 of the Securities Exchange Act of 1934 reflecting such change in the Common Stock Beneficially Owned by such Lead Stockholder. The calculation of the number of Nominees that each Lead Stockholder is entitled to nominate to the Board’s Slate for any election of Directors shall be based on the percentage of the Common Stock then outstanding Beneficially Owned by each Lead Stockholder (“Lead Stockholder Voting Control”) immediately prior to the mailing to stockholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission). Unless a Lead Stockholder notifies the Company otherwise prior to the mailing to stockholders of the Director Election Proxy Statement relating to an election of Directors, the Nominees for such election shall be presumed to be the same Nominees currently serving on the Board, and no further action shall be required of any Lead Stockholder for the Board to include such Nominees on the Board’s Slate; provided, that, in the event a Lead Stockholder is no longer entitled to nominate the full number of Nominees then serving on the Board, such Lead Stockholder shall provide advance written notice to the Company of which currently serving Nominee(s) shall be excluded from the Board Slate, and of any other changes to the list of

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Nominees. If a Lead Stockholder fails to provide such notice prior to the mailing to stockholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), a majority of the independent directors then serving on the Board shall determine which of the Nominees of such Lead Stockholder then serving on the Board will be included in the Board’s Slate.

(b) At any time that a Stockholder shall have any nomination rights under Section 2, the Company shall not take any action, including making or recommending any amendment to Company’s Certificate of Incorporation or Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) that could reasonably be expected to adversely affect a Stockholder’s rights under this Agreement, in each case without the prior written consent of the adversely affected Stockholder.

4. Committees.

(a) For so long as (i) the GA Stockholder has the right to nominate any GA Nominees to the Board pursuant to Section 2(a) hereof, the GA Stockholder shall have the right to designate one member of each committee of the Board and (ii) the Summit Stockholder has the right to nominate the Summit Nominee to the Board pursuant to Section 2(a) hereof, the Summit Stockholder shall have the right to designate one member to the compensation committee of the Board; provided, that any such designee shall be a Director and shall be eligible to serve on the applicable committee under applicable law or stock exchange listing standards, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for newly public companies and any applicable phase-in periods). Any additional committee members shall be determined by the Board. The GA Nominees and Summit Nominee designated to serve on a Board committee shall have the right to remain on such committee until the next election of Directors, regardless of the level of Lead Stockholder Voting Control following such designation. Unless a Lead Stockholder notifies the Company otherwise prior to the time the Board takes action to change the composition of a Board committee, and to the extent the applicable Lead Stockholder has the requisite Lead Stockholder Voting Control for such Lead Stockholder to nominate a Board committee member at the time the Board takes action to change the composition of any such Board committee, any Nominee currently designated by the applicable Lead Stockholder to serve on a committee shall be presumed to be re-designated for such committee.

(b) From and after the Effective Date until such time as the GA Stockholder ceases to Beneficially Own Common Stock representing at least 15% of the Common Stock then outstanding, the Company shall take all necessary action to cause the chairperson of each of the nominating and governance committee, the compensation committee and the audit committee of the Board to be a person selected by the GA Stockholder from among the Directors then in office from time to time; provided, that, any such selections will be in compliance with applicable law and stock exchange listing standards. The initial chairperson of the (i) nominating and governance committee shall be Paul Stamas, (ii) compensation committee shall be Preston McKenzie and (iii) audit committee shall be David Mangum.

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5. Major Actions. In addition to any voting requirements contained in the Certificate of Incorporation or the Bylaws (or similar governing documents) of the Company or any of its Subsidiaries, the following actions shall not be taken by the Company or any of its Subsidiaries, directly or indirectly (whether by merger, consolidation, reorganization or otherwise), including any proposal by the Board to put to the vote of the stockholders of the Company with respect thereto, without the prior written consent of the GA Stockholder for so long as the GA Stockholder Beneficially Owns shares of Common Stock representing at least 25% (or as otherwise specified below) of the Common Stock then outstanding:

(a) any acquisition or disposition where aggregate consideration is greater than $150,000,000 in a single transaction or series of related transactions;

(b) any transaction in which any Person or group acquires more than 50% of the then outstanding capital stock of the Company or the power to elect a majority of the members of the Board;

(c) any incurrence or refinancing of Indebtedness of the Company and its Subsidiaries to the extent such incurrence or refinancing would result in the Company and its Subsidiaries having Indebtedness in excess of $250,000,000 in the aggregate;

(d) hiring or termination of the chief executive officer of the Company;

(e) for so long as the GA Stockholder Beneficially Owns shares of Common Stock representing at least 10% of the Common Stock then outstanding, any increase or decrease in the size of the Board;

(f) any reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up;

(g) any redemption, repurchase or other acquisition by the Company of its equity securities or any declaration thereof, other than (i) the redemption, repurchase or other acquisition by the Company of any equity securities of any director, officer, independent contractor or employee in connection with the termination of the employment or services of such director, officer, independent contractor or employee as contemplated by the applicable equity compensation plan or award agreement with respect to such equity securities, (ii) pursuant to an offer made to all stockholders of the Company pro rata with respect to such equity securities (regardless of whether any or all of such stockholders elect to participate in such redemption, repurchase or other acquisition) or (iii) pursuant to an open market plan approved by the Board;

(h) any payment or declaration of any dividend or distribution on any equity securities of the Company or any of its non-wholly-owned Subsidiaries or entering into a recapitalization transaction the primary purpose of which is to pay a dividend or distribution;

(i) any amendment, alteration or repeal of any provision of the governing documents of the Company in a manner that adversely affects the powers, preferences or rights of the GA

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Stockholder (including, for the avoidance of doubt, the advance waiver of corporate opportunities); or

(j) any adoption, approval or issuance of any “poison pill,” stockholder or similar rights plan by the Company or its Subsidiaries or any amendment, restatement, modification or waiver of such plan after the adoption thereof has been approved by the GA Stockholder in accordance with this Section 5.

6. Information Rights. For so long as the GA Stockholder Beneficially Owns shares of Common Stock representing at least 10% of the Common Stock then outstanding, the Company shall provide the GA Stockholder or its authorized representatives with (i) (x) reasonable access to visit and inspect any of the properties of the Company or any of its Subsidiaries, including its and their books of account, monthly management reports, operating and capital expenditure budgets, periodic information packages relating to the operations and cash flows of the Company and other records and (y) the right to discuss the Company’s or its Subsidiaries’ affairs, finances and accounts with its and their officers, during normal business hours following reasonable notice, and (ii) for so long as the Company is not a public reporting company, (x) an unaudited consolidated balance sheet of the Company as of the end of each completed fiscal quarter in each year following the date hereof and (y) an audited annual consolidated balance sheet of the Company as of the end of the fiscal year in each year following the date hereof and the related audited consolidated statements of income, changes in stockholders’ equity and cash flow for the fiscal years then ended, including the notes thereto; provided, however, that the Company shall not be obligated pursuant to the foregoing clauses (i) and (ii) to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. For so long as the GA Stockholder Beneficially Owns shares of Common Stock representing at least 10% of the Common Stock then outstanding, the Company shall also provide the GA Stockholder or its authorized representatives with the right to reasonably request information.

7. Confidential Information. The Company recognizes that Nominees (a) will from time to time receive non-public information concerning the Company, and (b) may share such information with other individuals associated with the Lead Stockholder that designated such Nominee. The Company hereby irrevocably consents to such sharing, subject to the terms of this Section 7. Each Lead Stockholder agrees that it will keep confidential and not disclose or divulge to any third party, or use for any purpose, other than to monitor its investment in the Company and its Subsidiaries, any confidential information regarding the Company it receives from the Company or a Nominee, unless such information (x) is known or becomes known to the public in general, (y) is or has been independently developed or conceived by such Lead Stockholder without use of the Company’s confidential information or (z) is or has been made known or disclosed to such Lead Stockholder by a third party without a breach of any obligation of confidentiality such third party may have; provided, however, that a Lead Stockholder may disclose confidential information (i) to its Affiliates (other than portfolio companies), (ii) to each of its and its Affiliates’ (other than portfolio companies) attorneys, accountants, consultants, advisors and other professionals to the extent necessary to obtain their services in connection with evaluating the information, or (iii) as may be required by law or legal, judicial or regulatory process or requested by any regulatory or

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self-regulatory authority or examiner, provided that such Lead Stockholder takes reasonable steps to minimize the extent of any required disclosure described in this clause (iii); provided, further, that each Lead Stockholder shall be responsible for compliance with this Section 7 by its Affiliates and advisors described in the foregoing clauses (i) and (ii).

8. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Stockholder, its respective directors, officers, partners, members, managers, Affiliates and controlling persons (each, an “Stockholder Indemnitee”) from and against any and all liability, including, without limitation, all obligations, costs, fines, claims, actions, injuries, demands, suits, judgments, proceedings, investigations, arbitrations (including stockholder claims, actions, injuries, demands, suits, judgments, proceedings, investigations or arbitrations) and reasonable and documented expenses, including reasonable accountant’s and reasonable attorney’s fees and expenses (together the “Losses”), incurred by such Stockholder Indemnitee before or after the date of this Agreement to the extent arising out of, resulting from, or relating to (i) such Stockholder Indemnitee’s purchase and/or ownership of any Common Stock or (ii) any litigation to which any Stockholder Indemnitee is made a party in its capacity as a stockholder or owner of securities (or as a director, officer, partner, member, manager, Affiliate or controlling person of any Lead Stockholder) of the Company (including any predecessor thereof); provided, that the foregoing indemnification rights in this Section 8(a) shall not be available to the extent that (a) any such Losses are incurred as a result of such Stockholder Indemnitee’s willful misconduct or gross negligence; (b) any such Losses are incurred as a result of non-compliance by such Stockholder Indemnitee with any laws or regulations applicable to it; or (c) subject to the rights of contribution provided for below, to the extent indemnification for any Losses would violate any applicable law or public policy. For purposes of this Section 8(a), none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Stockholder Indemnitee as to any previously advanced indemnity payments made by the Company under this Section 8(a), then such payments shall be promptly repaid by such Stockholder Indemnitee to the Company. No reduction in the number of shares of Common Stock that each Lead Stockholder Beneficially Owns shall affect the coverage provided herein. The rights of any Stockholder Indemnitee to indemnification hereunder will be in addition to any other rights any such party may have under any other agreement or instrument to which such Stockholder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. In the event of any payment of indemnification pursuant to this Section 8(a), to the extent that any Stockholder Indemnitee is indemnified for Losses, except as set forth in Section 7(d), the Company will be subrogated to the extent of such payment to all of the related rights of recovery of the Stockholder Indemnitee to which such payment is made against all other Persons. Such Stockholder Indemnitee shall execute all papers reasonably required to evidence such rights. The Company will be entitled at its election to participate in the defense of any third party claim upon which indemnification is due pursuant to this Section 8(a) or to assume the defense thereof, with counsel reasonably satisfactory to such Stockholder Indemnitee unless, in the reasonable judgment of the Stockholder Indemnitee, a conflict of interest between the Company and such Stockholder Indemnitee may exist, in which case such Stockholder Indemnitee shall have the right to assume its own defense and the Company shall be liable for all

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reasonable expenses therefor. Except as set forth above, should the Company assume such defense all further defense costs of the Stockholder Indemnitee in respect of such third party claim shall be for the sole account of such party and not subject to indemnification hereunder. The Company will not without the prior written consent of the Stockholder Indemnitee (which consent shall not be unreasonably withheld) effect any settlement of any threatened or pending third party claim in which such Stockholder Indemnitee is or could have been a party and be entitled to indemnification hereunder unless such settlement solely involves the payment of money by the Company and includes an unconditional release of such Stockholder Indemnitee from all liability and claims that are the subject matter of such claim. If the indemnification provided for above is unavailable in respect of any Losses, then the Company, in lieu of indemnifying an Stockholder Indemnitee, shall, if and to the extent permitted by law, contribute to the amount paid or payable by such Stockholder Indemnitee in such proportion as is appropriate to reflect the relative fault of the Company and such Stockholder Indemnitee in connection with the actions which resulted in such Losses, as well as any other equitable considerations.

(b) The Company agrees to pay or reimburse (i) the Lead Stockholders for all reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees, charges, disbursement and expenses) incurred in connection with any amendment, supplement, modification or waiver of, or to, any of the terms or provisions of this Agreement or any related agreements and (ii) each Lead Stockholder for all reasonable and documented costs and expenses of such Lead Stockholder (including reasonable and documented attorneys’ fees, charges, disbursement and expenses) incurred in connection with (1) the consent to any departure by the Company or any of its Subsidiaries from the terms of any provision of this Agreement or any related agreements and (2) the enforcement or exercise by such Lead Stockholder of any right granted to it or provided for hereunder.

(c) The Company and its Subsidiaries shall obtain customary director and officer indemnity insurance on commercially reasonable terms which insurance shall cover each member of the Board and the members of each board of directors of each of the Company’s Subsidiaries. The Company and its Subsidiaries shall enter into director indemnification agreements substantially in the form attached as Exhibit A hereto, with each of the Nominees.

(d) The Company hereby acknowledges that the Stockholder Indemnitee may have certain rights to advancement and/or indemnification by certain Affiliates of the GA Stockholder or certain Affiliates of the Summit Stockholder (collectively, the “Fund Indemnitors”). In all events, (i) the Company hereby agrees that it is the indemnitor of first resort (i.e., its obligation to a Stockholder Indemnitee to provide advancement and/or indemnification to such Stockholder Indemnitee are primary and any obligation of the Fund Indemnitors (including any Affiliate thereof other than the Company) to provide advancement or indemnification hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), or any obligation of any insurer of the Fund Indemnitors to provide insurance coverage, for the same expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by such Stockholder Indemnitee are secondary and it irrevocably waives any claims against the Fund Indemnitors for contribution, subrogation, reimbursement or any other recovery of any kind for

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which the Company is entitled pursuant to this Agreement and the Company’s by-laws or charter and (ii) if any Fund Indemnitor (or any Affiliate thereof, other than the Company) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with such Stockholder Indemnitee, then (x) such Fund Indemnitor (or such Affiliate, as the case may be) shall be fully subrogated to all rights of such Stockholder Indemnitee with respect to such payment and (y) the Company shall fully indemnify, reimburse and hold harmless such Fund Indemnitor (or such other Affiliate, as the case may be) for all such payments actually made by such Fund Indemnitor (or such other Affiliate, as the case may be).

9. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and each Lead Stockholder that Beneficially Owns at least 5% of the Common Stock then outstanding, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that any amendments or waivers that adversely affect Bennett in a manner disproportionate to the Lead Stockholders shall require the written consent of Bennett. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The Lead Stockholders shall not be obligated to nominate all (or any) of the Nominees they are entitled to nominate pursuant to this Agreement for any election of Directors but the failure to do so shall not constitute a waiver of rights hereunder with respect to future elections. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10. Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of each Lead Stockholder that Beneficially Own shares of Common Stock representing at least 5% of the Common Stock then outstanding. Except as otherwise expressly provided in Section 11, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

11. Assignment. Upon written notice to the Company, each Lead Stockholder may assign to any Affiliate (other than a portfolio company) all of its rights hereunder and, following such assignment, such assignee shall be deemed to be a “Lead Stockholder” for all purposes hereunder.

12. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

13. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

14. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate

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appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 21, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

15. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

16. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral among the parties with respect to the subject matter hereof.

17. Termination. This Agreement shall terminate upon the earliest to occur of any one of the following events: (a) (i) with respect to the GA Stockholder only, at such time as the GA Stockholder no longer Beneficially Owns shares of Common Stock representing at least 10% of the Common Stock then outstanding and (ii) with respect to the Summit Stockholder only, at such time as the Summit Stockholder no longer Beneficially Owns shares of Common Stock representing at least 10% of the Common Stock then outstanding and (b) the unanimous written consent of the parties hereto. Notwithstanding the foregoing, Sections 8 through 25 shall survive any termination of this Agreement.

18. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

19. Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

20. Specific Performance. Each of the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

21. Notices. All notices, requests and other communications to any party shall be in writing (including email or similar writing) and shall be given:

If to the Company:

EngageSmart, Inc.

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c/o Charles Kallenbach

30 Braintree Hill, Office Park, Ste 101

Braintree, MA 02184

Attention: Charles Kallenbach

Email: ckallenbach@engagesmart.com

With a copy to (which shall not constitute notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Ian D. Schuman, Stelios G. Saffos, Jonathan Solomon and Brittany Ruiz

Email: Ian.Schuman@lw.com; Stelios.Saffos@lw.com; Jonathan.Solomon@lw.com and Brittany.Ruiz@lw.com

If to the GA Stockholder or any of its Nominees:

c/o General Atlantic Service Company, L.P.

55 East 52nd Street, 33rd Floor

New York, NY 10055

Attention: Chris Lanning

Email: clanning@generalatlantic.com

With a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Matthew Abbott; Ellen Ching

Email: mabbott@paulweiss.com; eching@paulweiss.com

If to the Summit Stockholder or any of its Nominees:

c/o Summit Partners, L.P.
222 Berkeley St., 18th Floor

Boston, MA 02116

Attention: Christopher J. Dean; Matthew G. Hamilton
Email: cdean@summitpartners.com; mhamilton@summitpartners.com

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 North LaSalle St.

Chicago, IL 60654

Attention: Brian C. Van Klompenberg, P.C.; Michael P. Keeley

Email: brian.vanklompenberg@kirkland.com; michael.keeley@kirkland.com

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or to such other address or email address as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 21 during regular business hours.

22. Enforcement. Each of the parties hereto covenants and agrees that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

23. Interpretation. Each of the parties hereto acknowledges that each party has been represented by legal counsel in connection with this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

24. Reporting. Each of the Stockholders acknowledge and agree that nothing in this Agreement shall be deemed to create a group among such Stockholders and the parties hereto shall not take a reporting position that is inconsistent with the foregoing without the prior written consent of the other Stockholders.

25. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first set forth above.

ENGAGESMART, INC.

By: /s/ Robert P. Bennett

Name:Robert P. Bennett

Title:Chief Executive Officer

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GENERAL ATLANTIC (IC), L.P.

By: General Atlantic (SPV) GP, LLC, its general partner

By: General Atlantic, L.P., its sole member

By: /s/ Michael Gosk

Name: Michael Gosk

Title: Managing Director

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SUMMIT PARTNERS GROWTH EQUITY

FUND VIII-A, L.P.

By: Summit Partners GE VIII, L.P.

Its: General Partner

By: Summit Partners GE VIII, LLC

Its: General Partner

By:/s/ Matthew Guy-Hamilton

Name: Matthew Guy-Hamilton

Title: Managing Director

SUMMIT PARTNERS GROWTH EQUITY

FUND VIII-B, L.P.

By: Summit Partners GE VIII, L.P.

Its: General Partner

By: Summit Partners GE VIII, LLC

Its: General Partner

By:/s/ Mattthew Guy-Hamilton

Name: Matthew Guy-Hamilton

Title: Managing Director

SUMMIT PARTNERS ENTREPRENEUR

ADVISORS FUND L.P.

By: Summit Partners Entrepreneur Advisors GP, LLC

Its: General Partner

By: Summit Master Company, LLC

Its: Sole Member

By:/s/ Matthew Guy-Hamilton

Name: Matthew Guy-Hamilton

Title: Managing Director

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SUMMIT INVESTORS I, LLC

By: Summit Investors Management, LLC

Its: Manager

By: Summit Partners, L.P.

Its: Manager

By: Summit Master Company, LLC

Its: General Partner

By:/s/ Matthew Guy-Hamilton

Name: Matthew Guy-Hamilton

Title:Managing Director

SUMMIT INVESTORS I (UK), L.P.

By: Summit Investors Management, LLC

Its: General Partner

By: Summit Partners, L.P.

Its: Manager

By: Summit Master Company, LLC

Its: General Partner

By:/s/ Matthew Guy-Hamilton

Name: Matthew Guy-Hamilton

Title: Managing Director

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Robert Bennett

By:/s/ Robert P. Bennett

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